UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2021

Apellis Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38276	27-1537290
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Fifth Avenue Waltham, MA	02451
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 977-5700

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	APLS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On June 30, 2021, Apellis Pharmaceuticals, Inc. (“Apellis”) entered into an exclusive five-year research collaboration with Beam Therapeutics, Inc. (“Beam”) focused on the use of Beam’s proprietary base editing technology to discover new treatments for complement-driven diseases. Apellis and Beam will collaborate on six research programs focused on C3 and other complement targets in the eye, liver and brain.

Under the terms of the collaboration agreement, Beam will apply its base editing technology and conduct preclinical research on up to six base editing programs that target specific genes within the complement system in various organs including the eye, liver and brain. Apellis will have exclusive rights to license each of the six programs and will assume responsibility for subsequent development. Beam may elect to enter a 50-50 U.S. co-development and co-commercialization agreement with Apellis with respect to any one program licensed under the collaboration.

As part of the collaboration, Beam will receive a total of $75 million in upfront and near-term milestones from Apellis - $50 million upon signing and an additional $25 million payment on June 30, 2022. After exercise of the opt-in license rights for each of the up to six programs, Beam will be eligible to receive development, regulatory and sales milestones from Apellis, as well as royalty payments on sales. The collaboration has an initial term of five years and may be extended up to two years on a per year and program-by-program basis.

Forward-Looking Statements

Statements in this Current Report on Form 8-K about future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements in respect of the expected closing of the exchanges. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: whether the research collaboration will result in programs that are licensed by Apellis; whether any product candidates that arise from these programs or are otherwise developed by Apellis will advance into clinical trials or through the clinical trial process on a timely basis or at all; whether the results of clinical trials of Apellis’s product candidates will warrant submissions for regulatory approval or regulatory approval; whether any products that receive regulatory approval will be successfully distributed and marketed; and other factors discussed in the “Risk Factors” section of Apellis’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 2, 2020 and the risks described in other filings that Apellis may make with the Securities and Exchange Commission. Any forward-looking statements contained in this Current Report on Form 8-K speak only as of the date hereof, and Apellis specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apellis Pharmaceuticals, Inc.

Date: June 30, 2021	By:	/s/ Timothy Sullivan
Timothy Sullivan
Chief Financial Officer